FINANCING AGREEMENT

Dated as of September 1, 2006

By and Between

CLARK COUNTY, NEVADA

and

SOUTHWEST GAS CORPORATION

relating to

CLARK COUNTY, NEVADA

INDUSTRIAL DEVELOPMENT REVENUE BONDS

(SOUTHWEST GAS CORPORATION PROJECT)

SERIES 2006A

FINANCING AGREEMENT

_________________

(This Table of Contents is not a part of this Agreement
and is only for convenience of reference)

Page
ARTICLE I	DEFINITIONS	1
SECTION 1.1	Definitions of Terms	1
SECTION 1.2	Number and Gender	1
SECTION 1.3	Articles, Sections	1
ARTICLE II	REPRESENTATIONS	2
SECTION 2.1	Representations by the Issuer	2
SECTION 2.2	Representations by the Borrower	2
ARTICLE III	THE PROJECT; ISSUANCE OF THE BONDS	4
SECTION 3.1	The Project	4
SECTION 3.2	Agreement to Issue Bonds; Application of Bond Proceeds	4
SECTION 3.3	Disbursements from the Construction Fund and the Costs of Issuance Fund
Issuance Fund	4
SECTION 3.4	Investment of Moneys	5
SECTION 3.5	Costs of Issuance	6
ARTICLE IV	LOAN AND PROVISIONS FOR REPAYMENT	6
SECTION 4.1	Loan of Bond Proceeds	6
SECTION 4.2	Loan Repayments and Other Amounts Payable	6
SECTION 4.3	Unconditional Obligation	8
SECTION 4.4	Payments Pledged and Assigned	9
SECTION 4.5	Payment of the Bonds and Other Amounts	9
ARTICLE V	SPECIAL COVENANTS AND AGREEMENTS	10
SECTION 5.1	Right of Access to the Project and Records	10
SECTION 5.2	Borrower’s Maintenance of Its Existence; Assignments	10
SECTION 5.3	Establishment of Completion Date; Obligation of Borrower to
Complete	12
SECTION 5.4	Maintenance and Repair; Taxes; Utility and Other Charges	12

-i-

(continued)

Page
SECTION 5.5	Qualification in Nevada	13
SECTION 5.6	No Warranty by the Issuer	13
SECTION 5.7	Agreement as to Use of the Project	13
SECTION 5.8	Notices and Certificates Required to be Delivered to the Trustee	13
SECTION 5.9	Borrower to Furnish Notice of Adjustments of Interest Rate Periods	14
SECTION 5.10	Information Reporting	14
SECTION 5.11	Tax Covenants; Rebate	14
SECTION 5.12	Continuing Disclosure	15
SECTION 5.13	Liquidity Facility	15
SECTION 5.14	Letter of Credit	16
SECTION 5.15	Requirement to Deliver Letter of Credit or Liquidity Facility
Under Certain Circumstances	16
SECTION 5.16	Bond Insurance	17
ARTICLE VI	EVENTS OF DEFAULT AND REMEDIES	18
SECTION 6.1	Events of Default Defined	18
SECTION 6.2	Remedies on Default	19
SECTION 6.3	No Remedy Exclusive	21
SECTION 6.4	Agreement to Pay Fees and Expenses of Counsel	22
SECTION 6.5	No Additional Waiver Implied by One Waiver; Consents to
Waivers	22
ARTICLE VII	OPTION AND OBLIGATION OF BORROWER TO PREPAY	22
SECTION 7.1	Option to Prepay	22
SECTION 7.2	Obligation to Prepay	23
SECTION 7.3	Notice of Prepayment; Amount to be Prepaid	23
SECTION 7.4	Cancellation at Expiration of Term	23
ARTICLE VIII	NON-LIABILITY OF ISSUER	24
SECTION 8.1	Non-Liability of the Issuer	24
ARTICLE IX	MISCELLANEOUS	24

-ii-

(continued)

Page
SECTION 9.1	Notices	24
SECTION 9.2	Assignments	24
SECTION 9.3	Severability	25
SECTION 9.4	Execution of Counterparts	25
SECTION 9.5	Amounts Remaining in Bond Fund	25
SECTION 9.6	Amendments, Changes and Modifications	25
SECTION 9.7	Governing Law	25
SECTION 9.8	Authorized Issuer and Borrower Representatives	25
SECTION 9.9	Term of the Agreement	25
SECTION 9.10	Binding Effect	26
SECTION 9.11	Trustee and Bond Insurer as Parties in Interest and Third Party
Beneficiaries	26
EXHIBIT A	Description of the Project	A-1

-iii-

        THIS FINANCING AGREEMENT made and entered into as of September 1, 2006 (this “Agreement”), by and between CLARK COUNTY, NEVADA, a political subdivision of the State of Nevada, party of the first part (hereinafter sometimes referred to as the “Issuer”), and SOUTHWEST GAS CORPORATION, a California corporation, party of the second part (hereinafter sometimes referred to as the “Borrower”),

        W I T N E S S E T H:

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Issuer is entering into an Indenture of Trust, dated as of September 1, 2006 (the “Indenture”), with The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) thereunder, pursuant to which $56,000,000 principal amount of Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation Project) Series 2006A (the “Bonds”) will be issued and secured; and

        WHEREAS, the Issuer hereby confirms and the Borrower hereby acknowledges and adopts the recitals to the Indenture as though fully set forth here;

        NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.1 Definitions of Terms. Except as defined below, for all purposes of this Agreement, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this Agreement.

        “Event of Default” under this Agreement is defined in Section 6.1.

        SECTION 1.2 Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.02 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

        SECTION 1.3 Articles, Sections. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed. The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

ARTICLE II

REPRESENTATIONS

        SECTION 2.1 Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

        (a)     The Issuer is a political subdivision of the State. Under the provisions of the Act, the Issuer has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action, the Issuer has been duly authorized to execute, deliver and duly perform this Agreement and the Indenture. To the extent the foregoing representation involves a legal conclusion, such representation is made in reliance on the opinion of Bond Counsel.

        (b)     To finance part of the Cost of the Project, the Issuer will issue the Bonds, which will mature, bear interest and be subject to redemption as provided in the Indenture.

        (c)     The Issuer’s interest in this Agreement (except certain rights of the Issuer to payment of fees and expenses and indemnification, to rights of inspection and to consents and rights to receive any notices, certificates, requests, requisitions and other communications) will be pledged to the Trustee as security for payment of the principal of, and premium, if any, and interest on the Bonds.

        (d)     The Issuer has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture.

        (e)     The Issuer is not in default under any of the provisions of the laws of the State which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.

        (f)     The Issuer has found and determined and hereby finds and determines that all requirements of the Act with respect to the issuance of the Bonds and the execution of this Agreement and the Indenture have been complied with and that financing the Project by issuing the Bonds and entering into this Agreement and the Indenture is in the public interest, serves the public purposes and meets the requirements of the Act.

        (g)     On September 20, 2005, the Issuer adopted an initial resolution authorizing the issuance of bonds in an amount not to exceed $250,000,000 for a variety of purposes, from which authorization $100,000,000 of bonds have been issued to date to finance a portion of the Cost of the Project. On September 5, 2006, the Issuer adopted a resolution approving the issuance of the Bonds in an amount not to exceed $56,000,000.

        (h)     No member, officer or other official of the Issuer has any interest whatsoever in the Borrower or in the transactions contemplated by this Agreement.

        SECTION 2.2 Representations by the Borrower. The Borrower makes the following representations as the basis for the undertakings on its part herein contained:

        (a)     The Borrower is a corporation duly incorporated and in good standing in the State of California, is duly qualified to transact business and in good standing in the State, has power to enter into and by proper corporate action has been duly authorized to execute and deliver this Agreement and all other documents contemplated hereby to be executed by the Borrower in connection with the issuance and sale of the Bonds.

        (b)     Neither the execution and delivery of this Agreement or any other documents contemplated hereby to be executed by the Borrower in connection with the issuance and sale of the Bonds, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, conflicts with or results in a breach of any of the terms, conditions or provisions of the Borrower’s articles of incorporation or by-laws or of any corporate actions or of any agreement or instrument to which the Borrower is now a party or by which it is bound, or constitutes a default (with due notice or the passage of time or both) under any of the foregoing, or result in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound.

        (c)     The Cost of the Project is as set forth in the Tax Certificate and has been determined in accordance with sound engineering/construction and accounting principles. All the information provided by, and all the representations made by, the Borrower in the Tax Certificate are true and correct as of the date thereof.

        (d)     The Project consists of those facilities described in Exhibit A to this Agreement and in the Southwest Gas Corporation Engineering Certificate dated the date of issuance of the Bonds (the “Engineering Certificate”), which is incorporated by reference herein, and the Borrower shall not make any changes to the Project except as otherwise permitted hereunder or to the operation thereof which would affect the qualification of the Project under the Act or impair the Tax-Exempt status of the Bonds. In particular, the Borrower shall comply with all requirements set forth in the Tax Certificate. The Borrower intends to cause the Project to be used for the local furnishing of natural gas until the principal of, the premium, if any, and the interest on the Bonds shall have been paid.

        (e)     The Borrower has and will have title to and all necessary easements to install the Project, sufficient to carry out the purposes of this Agreement.

        (f)     At the time of submission of an application to the Issuer for financial assistance in connection with the Project and on the dates on which the Issuer took action on such application, permanent financing for the Project had not otherwise been obtained or arranged.

        (g)     All certificates, approvals, permits and authorizations with respect to the construction of the Project of agencies of applicable local governments, the State and the federal government have been obtained or will be obtained in the normal course of business.

        (h)     No event has occurred and no condition exists which would constitute an Event of Default or which with the passing of time or with the giving of notice or both would become such an Event of Default.

        (i)     To the best of the knowledge of the Borrower, no member, officer, or other official of the Issuer has any interest whatsoever in the Borrower or in the transactions contemplated by this Agreement.

        (j)     The Borrower has reviewed the Indenture and hereby accepts the terms thereof.

ARTICLE III

THE PROJECT; ISSUANCE OF THE BONDS

        SECTION 3.1 The Project. The Borrower agrees that it will acquire, construct, equip, and install, or complete the acquisition, construction, equipping, and installation of the Project and all other facilities and real and personal property necessary for the operation of the Project. The Borrower further agrees that it at all times shall operate the Project as a “project” within the meaning of the Act and so that the Project constitutes Exempt Facilities. The Borrower agrees to proceed with due diligence to complete the Project within three years from the date hereof.

        SECTION 3.2 Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds to lend to the Borrower to finance part of the Cost of the Project as provided in Section 4.1 hereof, the Issuer agrees that it will issue under the Indenture and sell and cause to be delivered to the Initial Purchaser thereof the Bonds in an aggregate principal amount not to exceed $56,000,000, each bearing interest and maturing as set forth in the Indenture. The Issuer will thereupon deposit the proceeds received from the sale of the Bonds as provided in Section 2.02(e) of the Indenture.

        SECTION 3.3 Disbursements from the Construction Fund and the Costs of Issuance Fund. The Borrower will request pursuant to the terms of the Indenture, authorize and direct the Trustee to disburse the moneys in the Construction Fund to or on behalf of the Borrower, upon compliance with Section 6.07 of the Indenture, for the following purposes (but, subject to the provisions of Section 3.4 hereof, for no other purpose):

        (a)     Payment to the Borrower of such amounts, if any, as shall be necessary to reimburse the Borrower, in full for all advances and payments made by it at any time prior to or after the delivery of the Bonds for expenditures incurred in connection with the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and the acquisition, construction and installing of the Project.

        (b)     Payment for labor, services, materials and supplies used or furnished in site improvement and in the acquisition, construction and installing of the Project and miscellaneous expenditures incidental to any of the foregoing items.

        (c)     Payment of the fees, if any, for architectural, engineering, legal, underwriting and supervisory services with respect to the Project and the Bonds.

        (d)     Payment of the premiums on all insurance that was required to be acquired and maintained in connection with the Project during the construction period with respect to the Project.

        (e)     Payment of the taxes, assessments and other charges, if any, that may have become payable during the construction period with respect to the Project.

        (f)     Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor or any other third party in respect of any default under a contract relating to the Project.

        (g)     Payment of any other costs which constitute a part of the Cost of the Project in accordance with generally accepted accounting principles, which are permitted by the Act and which will not adversely affect the Tax-Exempt status of the Bonds.

        Each of the payments referred to in Sections 3.3(a)-(g) shall be made upon receipt by the Trustee of a written requisition in the form prescribed by Section 6.07 of the Indenture, signed by the Authorized Borrower Representative.

        The Borrower will authorize and direct the Trustee, upon compliance with Section 6.08 of the Indenture, to disburse the moneys in the Costs of Issuance Fund to or on behalf of the Borrower only for Costs of Issuance. Each of the payments referred to in this paragraph shall be made upon receipt by the Trustee of a written requisition in the form prescribed by Section 6.08 of the Indenture.

        The Borrower covenants and agrees that at all times at least 97% of the moneys so disbursed out of the Construction Fund will be used to pay or reimburse the Borrower for the payment of qualifying costs of Exempt Facilities as described in the Tax Certificate. The Borrower further covenants and agrees that it will not take any action or authorize or permit, any action to be taken which would adversely affect the Tax-Exempt status of the Bonds.

        The Borrower understands that the Tax Certificate may impose additional restrictions on withdrawals from the Construction Fund, and the Borrower agrees to be bound by such restrictions, if any.

        SECTION 3.4 Investment of Moneys. Any moneys held as a part of the Bond Fund or the Construction Fund or the Costs of Issuance Fund shall be invested or reinvested by the Trustee at the written direction of an Authorized Borrower Representative as to specific investments, to the extent permitted by law, in accordance with Section 7.01 of the Indenture. The Borrower shall not direct the Trustee to make any investments or reinvestments other than those permitted by the Indenture and as permitted by law. In making any such investments, the Trustee may rely on directions delivered to it pursuant to this Section, and the Trustee and the Issuer shall be relieved of all liability with respect to making such investments in accordance with such directions. The Borrower agrees that to the extent any moneys in the Bond Fund represent moneys held for the payment of the principal of Bonds which have become due at maturity or on a redemption date and the premium, if any, on such Bonds or interest due on Bonds in all cases where Bonds have not been presented for payment and paid or such interest is unclaimed, or to the extent any moneys are held by the Trustee for the payment of the purchase price of Bonds which have not been presented for payment, such moneys shall not be invested.

        SECTION 3.5 Costs of Issuance. The Borrower covenants and agrees to pay all costs incurred in connection with the issuance of the Bonds, which may be reimbursed or paid out of the proceeds of the Bonds to the extent permitted by the Act, the Code and the Tax Certificate, and the Issuer shall have no obligation with respect to such costs.

ARTICLE IV

LOAN AND PROVISIONS FOR REPAYMENT

        SECTION 4.1 Loan of Bond Proceeds. (a)  The Issuer agrees, upon the terms and conditions in this Agreement, to lend to the Borrower the proceeds received by the Issuer from the sale of the Bonds in order to finance a portion of the Cost of the Project. The Issuer’s obligation herein shall be solely to deposit the proceeds of the Bonds with the Trustee as provided in Section 3.2 hereof. Upon such deposit, the Issuer will be deemed to have made a loan to the Borrower in an amount equal to the principal amount of the Bonds.

        (b)     The Issuer and the Borrower expressly reserve the right to enter into, to the extent permitted by law, an agreement or agreements other than this Agreement, with respect to the issuance by the Issuer, under an indenture or indentures other than the Indenture, of obligations to provide additional funds to pay the Cost of the Project or to refund all or any principal amount of the Bonds (or any portions thereof), or any combination thereof.

        SECTION 4.2 Loan Repayments and Other Amounts Payable. (a)  On each date provided in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of and/or premium, if any, and/or interest on any Bonds, until the principal of and premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower shall pay to the Trustee in immediately available funds, for deposit in the account within the Bond Fund, as a repayment installment of the loan of the proceeds of the Bonds pursuant to Section 4.1 hereof, a sum equal to the amount payable on such interest payment or redemption or acceleration or maturity date as principal (whether at maturity or upon redemption or acceleration) of and premium, if any, and interest on the Bonds as provided in the Indenture. In the event the Borrower shall fail to make any of the payments required in this subsection, the payment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid.

        (b)     The Borrower shall pay or cause to be paid to the Trustee amounts equal to the amounts to be paid by the Trustee for the purchase of Bonds which have not been remarketed pursuant to Article IV of the Indenture and the premium, if any, on the Bonds which have been remarketed pursuant to Article IV of the Indenture, in each case as and to the extent provided in the Indenture. Such amounts shall be paid or caused to be paid by the Borrower to the Trustee, acting as Tender Agent (or, for so long as the Bonds are Book-Entry Bonds, to the Securities Depository), in immediately available funds on the dates and no later than the times such payments pursuant to Section 4.05 of the Indenture are to be made. In the event the Borrower shall fail to make (or cause to be made) any of the payments required in this subsection, the payment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid. The obligation of the Borrower to make any payment under this subsection shall be deemed to have been satisfied to the extent of any corresponding payment made by a Bank or a Liquidity Provider to the Trustee under any Letter of Credit or Liquidity Facility.

        (c)     The Borrower agrees to pay to the Trustee, (i)  the reasonable fees, charges and expenses of the Trustee, as Registrar, and as Paying Agent and Tender Agent, as and when the same become due, and (ii) the reasonable fees, charges and expenses of the Trustee, as and when the same become due under the Indenture, including payments under Section 6.4 hereof, and including the annual fee of the Trustee for the services rendered by it and the expenses incurred by it under the Indenture. In the event the Borrower should fail to make any of the payments required in this subsection, the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid; provided, however, that such failure of payment shall not be deemed an event of default during the period in which the Borrower is in good faith contesting, by appropriate proceedings promptly initiated and diligently conducted, such payment required by this subsection. The provision of this subsection shall survive the retirement of the Bonds, the termination of this Agreement and the resignation or approval of the Trustee.

        (d)     The Borrower shall pay to the Issuer upon demand all Administrative Expenses, including payments under Section 6.4 hereof. In the event the Borrower should fail to make any of the payments required in this subsection, the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid.

        (e)     The Borrower releases the Issuer and the Trustee from, and covenants and agrees that neither the Issuer nor the Trustee shall be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the Issuer and the Trustee and their directors, officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof (including without limitation any of the foregoing relating to any federal, state or local environmental law, rule or regulation); (2) the issuance of any Bonds or any certifications, covenants or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds and this Agreement; (3) the Trustee’s acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (4) any untrue statement or alleged untrue statement of any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, in any official statement or other offering circular utilized by the Issuer or any underwriter or placement agent in connection with the sale or remarketing of any Bonds; provided that such indemnity shall not be required for damages that result from willful misconduct (or, as to the Trustee, negligence), including willful misconduct (or, as to the Trustee, negligence) in the provision of any statements or information, on the part of the party seeking such indemnity. The Borrower further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Issuer and the Trustee and their respective officers, employees and agents for any and all costs, reasonable attorneys’ fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the willful misconduct (or, as to the Trustee, negligence) of the party claiming such payment or reimbursement. The provisions of this Section shall survive the retirement of the Bonds, the expiration of this Agreement and the resignation or removal of the Trustee.

        The indemnified party shall promptly notify the Borrower in writing of any claim or action covered by this indemnity and brought against the indemnified party, or in respect of which indemnity may be sought against the Borrower, setting forth the particulars of such claim or action, and the Borrower will assume the defense thereof, including the employment of counsel satisfactory to the indemnified party and the payment of all expenses. The indemnified party may employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel shall be payable by the Borrower.

        (f)     The Borrower agrees to pay to the Remarketing Agent and the Auction Agent the reasonable fees, charges and expenses of such Remarketing Agent and Auction Agent, and the Issuer shall have no obligation or liability with respect to the payment of any such fees, charges or expenses.

        (g)     The Borrower agrees to pay any Rebate Requirement (as defined in the Tax Certificate) to the Trustee for deposit in the Rebate Fund.

        (h)     The Borrower also agrees to pay, (i) as soon as practicable after receipt of request for payment thereof, all expenses required to be paid by the Borrower under the terms of any bond purchase agreement relating to the sale of the Bonds; (ii) at the time of issuance of any Bonds, the Issuer’s administrative fee in the amount of $50,000; and (iii) at the time of issuance of any Bonds, all reasonable expenses of the Issuer related to such Bonds which are not otherwise required to be paid by the Borrower under the terms of this Agreement.

        SECTION 4.3 Unconditional Obligation. The obligation of the Borrower to make the payments pursuant to this Agreement and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer, and during the term of this Agreement, the Borrower shall pay (or cause to be paid) absolutely the payments to be made on account of the loan as prescribed in Section 4.2 and all other payments as prescribed herein, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of and premium, if any, and interest on the Bonds shall have been fully paid, or provisions for the payment thereof shall have been made as required by the Indenture, the Borrower (i) will not suspend or discontinue any payments required hereunder, including payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other covenants contained in this Agreement and all obligations required to be performed by it by the Indenture; and (iii) except as provided in Article VII hereof, will not terminate this Agreement for any cause, including, without limitation, the occurrence of any act or circumstance that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either of them, or any failure of the Issuer or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

        SECTION 4.4 Payments Pledged and Assigned. It is understood and agreed that all rights to the payment of moneys hereunder (except payments made to the Trustee pursuant to Sections 4.2(c), 4.2(e) 4.2(g), 4.2(h) and 6.4 hereof and payments to be made to the Remarketing Agent and the Auction Agent pursuant to Section 4.2(f) hereof and payments to be made to the Issuer pursuant to Sections 4.2(d), 4.2(e), 4.2(h) and 6.4 hereof and its rights of indemnification and inspection and rights to receive notices, certificates, requests, requisitions or other communications and to give consents hereunder) are pledged and assigned to the Trustee by the Indenture. The Borrower consents to such pledge and assignment. The Issuer hereby directs the Borrower and the Borrower hereby agrees to pay or cause to be paid to the Trustee all said amounts required to be paid by or for the account of the Borrower pursuant to Section 4.2 hereof (except payments to be made directly to the Remarketing Agent and the Auction Agent pursuant to Section 4.2(f) hereof and payments to be made directly to the Issuer pursuant to Sections 4.2(d), 4.2(e), 4.2(h) and 6.4 hereof). The Project will not constitute any part of the security for the Bonds.

        SECTION 4.5 Payment of the Bonds and Other Amounts. The Bonds shall be payable from payments made by the Borrower to the Trustee under Section 4.2(a) hereof and/or from amounts received by the Trustee from a draw on a Letter of Credit. Payments of principal of or premium, if any, or interest on the Bonds with moneys in the Bond Fund or earnings on investments made under the provisions of the Indenture shall be credited against the obligation to pay required by Section 4.2(a) hereof. To the extent provided in the Indenture, whenever any Bonds are redeemable in whole or in part at the option of the Borrower, the Trustee, on behalf of the Issuer, shall redeem the same upon the request of the Borrower and such redemption shall constitute payment of amounts required by Section 4.2(a) hereof equal to the redemption price of such Bonds.

        Whenever payment or provision therefor has been made in respect of the principal of or premium, if any, or interest on all or any portion of the Bonds in accordance with the Indenture (whether at maturity or upon redemption or acceleration or upon provision for payment in accordance with Article VIII of the Indenture), payments shall be deemed paid to the extent such payment or provision therefor has been made and is considered to be a payment of principal of or premium, if any, or interest on such Bonds. If, pursuant to the terms of the Indenture, such Bonds are thereby deemed paid in full, the Trustee shall notify the Borrower and the Issuer that such payment requirement has been satisfied. Subject to the foregoing, or unless the Borrower is entitled to a credit under this Agreement or the Indenture, all payments shall be in the full amount required by Sections 4.2(a) and (b) hereof.

ARTICLE V

SPECIAL COVENANTS AND AGREEMENTS

        SECTION 5.1 Right of Access to the Project and Records. The Borrower agrees that during the term of this Agreement the Issuer, the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times during normal business hours to examine the books and records of the Borrower with respect to the Project and to enter upon the site of the Project to examine and inspect the Project; provided, however, that this right is subject to federal and State laws and regulations applicable to the site of the Project. The rights of access hereby reserved to the Issuer and the Trustee may be exercised only after such agent shall have executed release of liability and secrecy agreements if requested by the Borrower in the form then currently used by the Borrower, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Issuer or the Trustee to any information or inspection involving the confidential know-how of the Borrower.

        SECTION 5.2Borrower's Maintenance of Its Existence; Assignments.

        (a) To the extent permitted by law and its articles of incorporation, the Borrower agrees that during the term of this Agreement it will maintain its corporate existence in good standing and its authorization to do business in the State and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it; provided, however, that the Borrower may, without violating the covenants in this Section, merge into or consolidate with or transfer all or substantially all of its assets to a wholly-owned subsidiary of the Borrower; and provided further that the Borrower may, without violating the covenants in this Section, combine, consolidate with or merge into another Person qualified to do business in one of the states of the United States, or permit one or more other Persons to combine, consolidate with or merge into it, or sell to another Person all or substantially all of its assets, if:

        (i) the surviving, resulting or transferee Person, as the case may be (A) assumes and agrees in writing to pay and perform all of the obligations of the Borrower hereunder, unless such obligations are assumed by operation of law, and (B) is qualified to do business in the State;

        (ii) any existing Bond Insurance, Liquidity Facility or Letter of Credit will remain in full force and effect or will be replaced as provided in Sections 5.13 or 5.14, or 5.16, or the Bonds covered by such existing Bond Insurance, Liquidity Facility or Letter of Credit shall have been redeemed;

        (iii) the long-term ratings on the outstanding Bonds, as applicable, shall be no lower than the lower of (1) “Baa3” from Moody’s, “BBB-” from S&P and “BBB-” from Fitch, as applicable, or (2) the long-term ratings on the outstanding Bonds immediately prior to the transaction;

        (iv) the short-term ratings on the outstanding Bonds, as applicable, shall be no lower than the lower of (1) “A-1” from Moody’s, “P-1” from S&P and “F-1” from Fitch, as applicable, or (2) the short-term ratings on the outstanding Bonds immediately prior to the transaction; and

        (v) if immediately prior to such merger, consolidation, reorganization or conversion, or such sale or other disposition, the Borrower is a public utility regulated by the Public Utility Commission of their respective jurisdictions (or a similar body in another jurisdiction) or the Federal Energy Regulatory Commission, such successor entity shall be a public utility regulated by the Public Utility Commission of their respective jurisdiction (or another similar body in another jurisdiction) or the Federal Energy Regulatory Commission.

        The Borrower agrees to provide the Issuer such information as the Issuer may reasonably request in order to assure compliance with this Section 5.2(a).

        Within ten (10) Business Days after the consummation of the merger or other transaction described above, the Borrower shall (except as provided in the next sentence) provide the Issuer, any Bond Insurer, any Bank, any Liquidity Provider and the Trustee with counterpart copies of the merger instruments or other documents constituting the transaction but only to the extent that such documents or instruments are available to the public and not subject to any confidentiality agreement or restriction, and an officer’s certificate satisfactory to the Issuer executed by an Authorized Borrower Representative that all of the provisions of this Section 5.2(a) have been complied with. In the case of a (i) merger or consolidation of the Borrower and any wholly-owned subsidiary of the Borrower or (ii) the transfer to any wholly-owned subsidiary of the Borrower of all or substantially all of the assets of the Borrower, the Borrower shall send the Issuer, any Bond Insurer, any Bank, any Liquidity Provider and the Trustee a notice of such merger within ten (10) Business Days after its completion, together with the officer’s certificate described in the preceding sentence.

        Notwithstanding any other provision of this Section 5.2, the Borrower need not comply with any of the provisions of Section 5.2(a) if, at the time of such merger, combination, sale of assets, dissolution or reorganization, the Bonds will be defeased as provided in Article VIII of the Indenture or redeemed in full as provided in Article III of the Indenture.

        (b) The rights and obligations of the Borrower under this Agreement may be assigned and delegated, respectively, by the Borrower to any person in whole or in part, subject, however, to each of the following conditions:

        (i) No assignment other than pursuant to subsection (a) of this Section shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to said subsection (a) the Borrower shall continue to remain primarily liable for the payments specified in Section 4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

        (ii) Any assignment from the Borrower shall retain for the Borrower such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Borrower shall assume in writing the obligations of the Borrower hereunder to the extent of the interest assigned, unless such obligations are assumed by operation of law.

        (iii) The Borrower shall, within thirty (30) days of each such assignment, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment together with an instrument of assumption, if required, and an opinion of Counsel satisfactory to the Issuer that the Borrower has complied with the provision of this Section 5.2(b).

        (c)        In the case of any consolidation, merger or transfer pursuant to subsection (a) hereof or any assignment pursuant to subsection (b) hereof, the Borrower shall cause to be delivered to the Issuer and the Trustee, not later than the effective date of such consolidation, merger, transfer or assignment, an opinion of Bond Counsel to the effect that such consolidation, merger, transfer or assignment will not, in and of itself, adversely affect the Tax-Exempt status of any Bonds.

        SECTION 5.3 Establishment of Completion Date; Obligation of Borrower to Complete. As soon as the Project is completed, the Authorized Borrower Representative, on behalf of the Borrower, shall evidence the Completion Date by providing a certificate to the Trustee and the Issuer stating the Cost of the Project and further stating that (i) the acquisition, equipping and construction of the Project has been completed substantially in accordance with the plans, specifications and work orders therefor, and all labor, services, materials and supplies used in the acquisition, equipping, rehabilitation and construction have been paid or provided for, and (ii) all other facilities necessary in connection with the Project have been acquired, constructed and installed substantially in accordance with the plans and specifications and work orders therefor and all costs and expenses incurred in connection therewith have been paid or provided for. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights of the Borrower against third parties for any claims or for the payment of any amount not then due and payable which exists at the date of such certificate or which may subsequently exist. At the time such certificate is delivered to the Trustee, moneys remaining in the Construction Fund, including any earnings resulting from the investment of such moneys, shall be used as provided in Section 6.07 of the Indenture.

        SECTION 5.4 Maintenance and Repair; Taxes; Utility and Other Charges. The Borrower agrees to maintain, to the extent permitted by applicable law and regulation, the Project, or cause the Project to be so maintained, during the term of this Agreement (i) in as reasonably safe condition as its operations shall permit and (ii) in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

        The Borrower agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Project or any part thereof, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. The Borrower may, at the Borrower’s expense and in the Borrower’s name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Project or any part thereof will be subject to loss or forfeiture.

        The Borrower agrees that it will keep, or cause to be kept, (i) the Project insured against such risks and in such amounts as are consistent with its insurance practices for similar types of facilities (which may include self-insurance), and (ii) insurance against all direct or contingent loss or liability for personal injury, death or property damage occasioned by the operation of the Project, which insurance may include self-insurance and may be a part of the policy or policies of insurance customarily maintained by the Borrower in connection with its general property and liability insurance upon all of the plants and properties operated by it (including such deductibles as may be provided in said policies).

        SECTION 5.5 Qualification in Nevada. The Borrower agrees that throughout the term of this Agreement it, or any successor or assignee as permitted by Section 5.2 hereof, will be qualified to do business in the State.

        SECTION 5.6 No Warranty by the Issuer. The Issuer makes no warranty, either express or implied, as to the Project or that it will be suitable for the purposes of the Borrower or needs of the Borrower.

        SECTION 5.7 Agreement as to Use of the Project. The Issuer and the Borrower agree that the Issuer shall have no interest in the Project.

        SECTION 5.8 Notices and Certificates Required to be Delivered to the Trustee. The Borrower hereby agrees to provide the Trustee with the following:

        (a)     Within one hundred twenty (120) days of the end of the fiscal year of the Borrower, a certificate of an Authorized Borrower Representative to the effect that (i) all payments have been made under this Agreement and that, to the best of such Authorized Borrower Representative’s knowledge, no Event of Default or event or condition which with the passage of time or giving of notice or both would constitute an Event of Default has occurred and is continuing and (ii) audited financial statements of the Borrower for such fiscal year;

        (b)     Upon knowledge of an Event of Default under this Agreement or the Indenture, notice of such Event of Default, such notice to include a description of the nature of such event and what steps are being taken to remedy such Event of Default;

        (c)     Prompt written disclosure of any significant change known to the Borrower that occurs which would adversely impact the Trustee’s ability to perform its duties under the Indenture, or of any conflicts which may result because of other business dealings between the Trustee and the Borrower (including, without limitation, removal or replacement of the Remarketing Agent, if any); and

        (d)     prompt notice of any change in the “CUSIP” numbers for the Bonds, to the extent the Borrower has actual knowledge of any such change.

        SECTION 5.9 Borrower to Furnish Notice of Adjustments of Interest Rate Periods. The Borrower is hereby granted the option to designate from time to time changes in Rate Periods (and to rescind such changes) in the manner and to the extent set forth in Section 2.03 of the Indenture. In the event the Borrower elects to exercise any such option, the Borrower agrees that it shall cause notices of adjustments of Rate Periods (or rescissions thereof) to be given to the Issuer, the Trustee, the Liquidity Provider, the Bank, the Remarketing Agent and the Auction Agent in accordance with Section 2.03 of the Indenture. The exercise of any such option, and all actions in connection therewith, may be taken by the Borrower through agents acting on its behalf, as provided in the Indenture, including without limitation, the Remarketing Agent. In connection with any change in Rate Periods, if the Indenture requires an opinion of Bond Counsel as a condition thereto, the Borrower shall, at its sole expense, cause such opinion to be delivered to the Issuer and the Trustee in accordance with the Indenture.

        SECTION 5.10 Information Reporting. The Issuer covenants and agrees that, upon the direction of the Borrower or Bond Counsel, it will mail or cause to be mailed to the Secretary of the Treasury (or his designee as prescribed by regulation, currently the Internal Revenue Service Center, Ogden, UT 84201) a statement setting forth the information required by Section 149(e) of the Code, which statement shall be in the form of the Information Reporting Statement (Form 8038) of the Internal Revenue Service (or any successor form as may be necessary from time to time with respect to any Bonds).

        SECTION 5.11 Tax Covenants; Rebate.

        (a)     The Borrower covenants that it will not take any action which would adversely affect the Tax-Exempt status of any of the Bonds, and will take, or require to be taken, such acts as may be reasonably within its ability and as may from time to time be required under applicable law or regulation to continue such Tax-Exempt status of such Bonds; and, in furtherance of such covenants, the Borrower agrees to comply with the Tax Certificate and the Engineering Certificate.

        (b)     The Borrower covenants that it will not take any action or fail to take any action with respect to the Bonds which would cause any of the Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code.

        (c)     The Borrower covenants that it will not use or permit the use of any property financed with the proceeds of any of the Bonds by any person (other than a state or local governmental unit) in such manner or to such extent as would result in loss of the Tax-Exempt status of any of the Bonds.

        (d)     The Borrower shall calculate, or cause to be calculated, its rebate liability at such times as are required by Section 148(f) of the Code and any temporary, proposed or final Regulations as may be applicable to such Bonds from time to time. The Borrower shall provide to the Trustee a copy of each calculation of rebate liability prepared by or on behalf of the Borrower, which documentation shall be made available to the Issuer upon request. The Borrower shall make any and all payments to the Trustee for deposit in the Rebate Fund, or as otherwise required to be made to the United States Department of the Treasury in connection with any of the Bonds pursuant to Section 148(f) of the Code.

        (e)     Notwithstanding any other provisions of this Agreement to the contrary, so long as necessary in order to maintain the Tax-Exempt status of any of the Bonds, the covenants in this Section 5.11 shall survive the payment for such Bonds and the interest thereon, including any payment or defeasance thereof pursuant to Section 8.01 of the Indenture.

        SECTION 5.12 Continuing Disclosure. The Borrower shall undertake the continuing disclosure requirements promulgated under S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, if applicable, and the Issuer shall have no liability to the holders of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of the Indenture, failure of the Borrower to comply with the requirements of S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, shall not be considered an Event of Default; however, the Trustee, subject to Article X of the Indenture, may (and, at the request of the Remarketing Agent or the holders of at least 25% in aggregate principal amount of Outstanding Bonds, shall) or any Bondholder or beneficial owner of any Bonds may take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower to comply with its obligations under this Section 5.12.

        To the extent that the Borrower enters into a continuing disclosure agreement with respect to the Bonds, the Bond Insurer shall be included as a party to be notified under such agreement.

        SECTION 5.13 Liquidity Facility. At the time of initial issuance and delivery of the Bonds, there is no Liquidity Facility in effect. The Borrower may at any time, upon notice to the Issuer, deliver to the Trustee a Liquidity Facility effective at the start of a Rate Period or at another time consistent with the Indenture, subject to the conditions set forth in this Section 5.13 and in Section 5.15 and to the requirements of the Indenture.

        Not less than thirty (30) days prior to the delivery of a Liquidity Facility, the Borrower shall (i) deliver to the Trustee and the Remarketing Agent a written commitment for the delivery of such Liquidity Facility, (ii) inform the Trustee and the Remarketing Agent of the date on which the Liquidity Facility will become effective and (iii) inform the Trustee of the rating expected to apply to the Bonds after the related Liquidity Facility is delivered. On or prior to the date of the delivery of a Liquidity Facility to the Trustee, the Borrower shall cause to be furnished to the Trustee and the Issuer (i) an opinion of Bond Counsel to the effect that the delivery of such Liquidity Facility to the Trustee is authorized under the Indenture and complies with the terms hereof and thereof and will not adversely affect the Tax-Exempt status of the Bonds and (ii) an opinion to the effect that the Liquidity Facility is exempt from registration under the Securities Act of 1933, as amended, and is enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, reorganization or similar laws limiting the enforceability of creditors’ rights generally and except that no opinion need be expressed as to the availability of any discretionary equitable rights.

        SECTION 5.14 Letter of Credit. At the time of initial issuance and delivery of the Bonds, there is no Letter of Credit in effect. The Borrower may at any time, upon notice to the Issuer, deliver a Letter of Credit effective at the start of a Rate Period or at another time consistent with the Indenture, subject to the conditions set forth in this Section 5.14 and in Section 5.15 and to the requirements of the Indenture.

        Not less than thirty (30) days prior to the delivery of a Letter of Credit, the Borrower shall (i) deliver to the Trustee and the Remarketing Agent a written commitment for the delivery of such Letter of Credit, (ii) inform the Trustee and the Remarketing Agent of the date on which the Letter of Credit will become effective and (iii) inform the Trustee of the rating expected to apply to the Bonds after the related Letter of Credit is delivered. On or prior to the date of the delivery of a Letter of Credit to the Trustee, the Borrower shall cause to be furnished to the Trustee and the Issuer (i) an opinion of Bond Counsel to the effect that the delivery of such Letter of Credit to the Trustee is authorized under the Indenture and complies with the terms hereof and thereof and will not adversely affect the Tax-Exempt status the Bonds and (ii) an opinion to the effect that the Letter of Credit is exempt from registration under the Securities Act of 1933, as amended, and is enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, reorganization or similar laws limiting the enforceability of creditors’ rights generally and except that no opinion need be expressed as to the availability of any discretionary equitable rights.

        If a Letter of Credit is already in effect, upon delivery of a new Letter of Credit pursuant to this Section 5.14, the provider of the new Letter of Credit shall refund to the provider of the existing Letter of Credit the purchase price of all Outstanding Bank Bonds, including any accrued and unpaid interest on such Bank Bonds, calculated as set forth in the Reimbursement Agreement relating to the existing Letter of Credit, unless the Borrower pays such purchase price and interest directly to the Bank.

        SECTION 5.15 Requirement to Deliver Letter of Credit or Liquidity Facility Under Certain Circumstances. Unless otherwise authorized by the Bond Insurer, or unless the provisions of the last sentence of this Section apply, the Borrower agrees that, should all or any of the Bonds bear interest at a Daily Rate, a Weekly Rate, a Flexible Rate or a Term Rate for a Term Rate Period ending before the Maturity Date, then the Borrower’s obligations to purchase such Bonds pursuant to Section 4.2(b) hereof shall at all times be supported by a Liquidity Facility having the following characteristics: (i) such Liquidity Facility must conform with the requirements of Section 5.13; (ii) such Liquidity Facility must be accompanied by written evidence from each Rating Agency then rating the Bonds that, following the delivery of such Liquidity Facility, the rating on the Bonds shall not be lower than A-1, P-1 or F-1, as applicable; (iii) should any of such ratings fall below such level after the issuance or renewal of such Liquidity Facility, the Borrower will have 90 days to replace such Liquidity Facility with a Liquidity Facility that meets the requirements of this Section 5.15; and (iv) the terms of such Liquidity Facility, and of any supplement to or modification of the Indenture or Agreement to accommodate such Liquidity Facility, shall be acceptable to the Bond Insurer. The terms of any Letter of Credit, and of any supplement to or modification of the Indenture or Agreement to accommodate such Letter of Credit, shall be acceptable to the Bond Insurer. If such Letter of Credit is being delivered to secure the purchase price of the Bonds purchased by the Tender Agent as provided in Article IV, then such Letter of Credit must meet the requirements of the foregoing paragraph as if it were a Liquidity Facility. Notwithstanding the foregoing, but subject to the terms and conditions on which any Bond Insurance may be issued, no Liquidity Facility shall be required for any Bonds if not otherwise required by the Indenture.

        SECTION 5.16 Bond Insurance.

        (a)     At the time of their initial issuance and delivery, the Bonds will be secured by an Initial Financial Guaranty Insurance Policy issued by the Bond Insurer. Thereafter, the Borrower may at any time, upon notice to the Issuer, deliver to the Trustee Bond Insurance effective at the start of a Rate Period or at another time consistent with the Indenture, subject to the conditions set forth in this Section 5.16 and to the requirements of the Indenture.

        (b)     Not less than thirty (30) days prior to the delivery of any Bond Insurance, the Borrower shall (i) deliver to the Trustee, the Remarketing Agent and the Auction Agent a written commitment for the delivery of such Bond Insurance, (ii) inform the Trustee, the Remarketing Agent and the Auction Agent of the date on which the Bond Insurance will become effective and (iii) inform the Trustee of the rating expected to apply to the Bonds after the related Bond Insurance is delivered. On or prior to the date of the delivery of any Bond Insurance to the Trustee, the Borrower shall cause to be furnished to the Trustee and the Issuer (i) an opinion of Bond Counsel to the effect that the delivery of such Bond Insurance to the Trustee is authorized under the Indenture and complies with the terms hereof and thereof and will not adversely affect the Tax-Exempt status of the Bonds and (ii) an opinion to the effect that the Bond Insurance is exempt from registration under the Securities Act of 1933, as amended, and is enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, reorganization or similar laws limiting the enforceability of creditors’ rights generally and except that no opinion need be expressed as to the availability of any discretionary equitable rights.

        (c)     Concurrently with delivery to the Trustee, the Borrower shall deliver to any Bond Insurer copies of any notices delivered to the Trustee pursuant to Sections 5.8, 5.9, 5.13, 5.14, 5.15 and this Section 5.16.

        (d)     The representations and covenants in this Agreement are in addition to, and not in replacement of, any representations and covenants contained in any agreement between the Borrower and any Bond Insurer. Without limiting the generality of the foregoing, any Liquidity Facility delivered pursuant to Section 5.13 above shall, in addition to conforming to the requirements of this Agreement, conform to such other requirements as shall be contained in any such agreement between the Borrower and any Bond Insurer.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

        SECTION 6.1 Events of Default Defined. The following events shall be Events of Default under this Agreement, and the terms “Event of Default” or “Events of Default” shall mean, whenever they are used in this Agreement, any one or more of the following events:

        (a)     Failure by the Borrower to pay when due any amounts required to be paid under Section 4.2(a) or 4.2(b) hereof; or

        (b)     Failure by the Borrower to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in (a) above, for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied and stating that such notice is a “Notice of Default” hereunder, given to the Borrower by the Trustee or to the Borrower and the Trustee by the Issuer, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within the applicable period and diligently pursued until the failure is corrected and the fact of such non-correction, corrective action or diligent pursuit is evidenced to the Trustee by a certificate of an Authorized Borrower Representative; or

        (c)     A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or cause shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and shall continue in effect for a period of ninety (90) days; or an order for relief against the Borrower shall be entered against the Borrower in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or other applicable law; or

        (d)     The Borrower shall admit in writing its inability to pay its debts generally as they become due or shall file a petition in voluntary bankruptcy or shall make any general assignment for the benefit of its creditors, or shall consent to the appointment of a receiver or trustee of all or substantially all of its property, or shall commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), or shall file in any court of competent jurisdiction a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or shall fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such United States Bankruptcy Code or other applicable law; or

        (e)     Dissolution or liquidation of the Borrower; provided that the term “dissolution or liquidation of the Borrower” shall not be construed to include the cessation of the corporate existence of the Borrower resulting either from a merger or consolidation of the Borrower into or with another corporation or a dissolution or liquidation of the Borrower following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 5.2 hereof; or

        (f)     The occurrence of an “Event of Default” under the Indenture (other than an Event of Default described in Section 9.01(e) thereof); or

(g)     Receipt by the Trustee from the Bond Insurer, Bank or Liquidity Provider of notice of the occurrence of an ‘event of default’ or under the insurance agreement entered into between the Borrower and the Bond Insurer relating to the Bond Insurance or under the Reimbursement Agreement or Liquidity Facility.

        The foregoing provisions of Section 6.1(b) are subject to the following limitations: If by reason of Force Majeure the Borrower is unable in whole or in part to carry out its agreements on its part herein contained other than the obligations on the part of the Borrower contained in Article IV and Section 6.4 hereof the Borrower shall not be deemed in default during the continuance of such inability. The Borrower agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Borrower from carrying out its agreements; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the sole judgment of the Borrower unfavorable to the Borrower.

        SECTION 6.2 Remedies on Default. Subject to the rights of any Bond Insurer or Bank (except in the event of an Insurer Default or Bank Default, respectively), whenever any Event of Default referred to in Section 6.1 hereof shall have occurred and be continuing,

        (a)     The Trustee may, to the extent and in the manner set forth in Section 9.02 of the Indenture, by notice in writing to the Borrower declare the unpaid indebtedness under Section 4.2(a) hereof to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Bonds shall have been declared to be due and payable, and upon any such declaration the same (being an amount sufficient, together with other moneys available therefor in the Bond Fund, to pay the unpaid principal of and premium, if any, and interest accrued on the Bonds) shall become and shall be immediately due and payable as liquidated damages.

        (b)     The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due hereunder or to enforce performance and observance of any obligation, agreement or covenant of the Borrower hereunder; provided, however, that nothing in Section 4.4 hereof shall be deemed to limit the rights of the Issuer under this Section 6.2(b); provided, nevertheless, that the Issuer will not exercise any remedies, with respect to any of the Issuer’s rights assigned to the Trustee pursuant to Section 4.4 hereof unless, in the Issuer’s reasonable judgment and after written request to a Responsible Officer of the Trustee, the Trustee has failed to enforce such rights. The Issuer has no obligation to take any action under this Section.

        (c)     Upon the occurrence of an Event of Default described in Section 6.1(a) hereof, the Trustee shall immediately draw upon any Bond Insurance, Liquidity Facility or Letter of Credit, if permitted by the terms thereof and required by the terms of the Indenture, and apply the amount so drawn in accordance with the Indenture and may exercise any remedy available to it thereunder.

        The provisions of clause (a) of the preceding paragraph are subject to the condition that if, at any time after the unpaid indebtedness under Section 4.2(a) hereof shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum sufficient to pay all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided herein, and the reasonable expenses of the Trustee and the Issuer, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the Trustee shall, on behalf of the Owners of all the Bonds, with the consent of the Bank and the Bond Insurer, as required pursuant to Section 9.03 of the Indenture, rescind and annul such declaration and its consequences and waive such default; provided that no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon.

        In case the Trustee or the Issuer, as the case may be, shall have proceeded to enforce its rights under this Agreement, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Issuer, then, and in every such case, the Borrower, the Trustee and the Issuer shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trustee and the Issuer shall continue as though no such action had been taken.

        Any amounts collected pursuant to action taken under this Section 6.2 shall be paid into the Bond Fund (unless otherwise provided in this Agreement) and applied in accordance with the provisions of the Indenture. No action taken pursuant to this Section 6.2 shall relieve the Borrower from the Borrower’s obligations pursuant to Section 4.2 hereof.

        No recourse shall be had for any claim based on this Agreement against any officer, director or shareholder, past, present or future, of the Borrower as such, either directly or through the Borrower, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

        Nothing herein contained, including, without limitation, the last two paragraphs of this Section 6.2, shall be construed to prevent the Issuer from enforcing directly any of its rights under Section 5.1 hereof and under Sections 4.2(d), 4.2(e), 4.2(h) and 6.4 hereof.

        In case proceedings shall be pending for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, or the creditors or property of the Borrower, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its reasonable charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due if for reasonable compensation and expenses, including reasonable expenses and fees of counsel incurred by it up to the date of such distribution.

        Anything in this Agreement to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default with respect to Bonds supported by Bond Insurance, except in the event of an Insurer Default applicable to a particular Bond Insurer, the Bond Insurer providing Bond Insurance shall be entitled to control and direct the enforcement of all rights and remedies granted to the Issuer, the Bondholders or the Trustee for the benefit of the Bondholders hereunder covered by such Bond Insurance, including, without limitation: (i) the right to accelerate the payment, in the manner described in subsection (a) of this Section 6.2, of that portion of the Borrower’s indebtedness hereunder attributable to the Bonds, (ii) the right to annul any declaration of acceleration relating to the Borrower’s indebtedness hereunder attributable to the Bonds, and (iii) the right to consent to all waivers of Events of Default hereunder in respect of the Bonds.

        Subject to the rights of the Bond Insurer as provided in the preceding paragraph, but anything else in this Agreement to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default with respect to Bonds supported by a Letter of Credit, except in the event of a Bank Default applicable to a particular Bank, the Bank providing the Letter of Credit shall be entitled to control and direct the enforcement of all rights and remedies granted to the Issuer, the Bondholders or the Trustee for the benefit of the Bondholders hereunder covered by such Letter of Credit, including, without limitation: (i) the right to accelerate the payment, in the manner described in subsection (a) of this Section 6.2, of that portion of the Borrower’s indebtedness hereunder attributable to the Bonds and (ii) the right to annul any declaration of acceleration relating to the Borrower’s indebtedness hereunder attributable to the Bonds, and the Bank shall also be entitled to approve all waivers of Events of Default hereunder in respect of the Bonds.

        SECTION 6.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee and the Owners of the Bonds, subject to the provisions of the Indenture, and the Trustee and Owners of the Bonds shall be entitled to the benefit of all covenants and agreements herein contained.

        SECTION 6.4 Agreement to Pay Fees and Expenses of Counsel. In the event the Borrower should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ Counsel or incur other expenses for the collection of the indebtedness hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Trustee, the Issuer or, if so directed by the Issuer, to the Counsel for the Issuer, the reasonable fees of such Counsel and such other reasonable expenses so incurred by or on behalf of the Issuer or the Trustee. If the circumstances set forth in this Section 6.4 shall occur with the result that the Borrower is obligated to make payments to the Trustee under this Section 6.4, and so long as such obligation shall be continuing, in order to secure such obligation of the Borrower to the Trustee, the Trustee shall have a lien prior to the Bonds on all moneys held by the Trustee under the Indenture except those moneys held in trust to pay the principal of and premium, if any, and interest on, or the purchase price of, particular Bonds and except for moneys, if any, in the Rebate Fund. If the Trustee incurs fees and expenses in connection with a default specified in Section 6.1(c), 6.1(d) or 6.1(e) of this Agreement, such fees and expenses are understood to include expenses of administration under any bankruptcy law.

        SECTION 6.5 No Additional Waiver Implied by One Waiver; Consents to Waivers. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be effective unless in writing and signed by the party making the waiver. The Issuer shall have no power to waive any default hereunder by the Borrower without the consent of the Trustee. Subject to the provisions of Section 6.2, the Trustee shall have the power to waive any default by the Borrower hereunder, except a default under Sections 4.2(d), 4.2(e), 4.2(h) or 6.4, without the prior written concurrence of the Issuer.

ARTICLE VII

OPTION AND OBLIGATION OF BORROWER TO PREPAY

        SECTION 7.1 Option to Prepay. The Borrower shall have, and is hereby granted, the option to prepay the payments due hereunder in whole or in part at any time or from time to time (a) to provide for the redemption of the Bonds pursuant to the provisions of Section 3.01(A) of the Indenture or (b) to provide for the defeasance of the Bonds pursuant to Article VIII of the Indenture. In the event the Borrower elects to provide for the redemption of Bonds as permitted by this Section, the Borrower shall notify and instruct the Trustee in accordance with Section 7.3 hereof to redeem all or any portion of the Bonds in advance of maturity.

        SECTION 7.2 Obligation to Prepay. The Borrower shall be obligated to prepay amounts due hereunder, in whole or in part, to provide for the redemption of Bonds in whole or in part pursuant to the provisions of Section 3.01(B) of the Indenture. In the case of any of the events stated in Section 3.01(B) of the Indenture, the Borrower must satisfy its obligation by prepaying within 180 days after such event.

        SECTION 7.3 Notice of Prepayment; Amount to be Prepaid. (a)  In order to exercise the option granted to the Borrower in Section 7.1 hereof, or fulfill an obligation described in Section 7.2 hereof, the Borrower shall give at least 30 days written notice of such prepayment to the Issuer, the Trustee, the Bond Insurer, the Auction Agent and the Remarketing Agent. On the date fixed for redemption of the Bonds or portions thereof, there shall be deposited with the Trustee from payments by the Borrower as required by Section 7.l or 7.2, as appropriate, for payment into the Bond Fund the amount required in subsection (b) of this Section. The notice shall provide for the date of the application of the prepayment made by the Borrower hereunder to the redemption of the Bonds or portions thereof in whole or in part pursuant to call for redemption, shall specify the redemption date and shall be given to the Trustee, the Issuer, the Auction Agent and the Remarketing Agent in accordance with the provisions of the Indenture for the redemption of Bonds or portions thereof.

        (b)     The prepayment payable by the Borrower hereunder upon either (i) the exercise of the option granted to the Borrower in Section 7.1 hereof, or (ii) the fulfillment of an obligation specified in Section 7.2 shall be, to the extent applicable and except as otherwise provided in Article VIII of the Indenture, the sum of the following:

    (1)        the amount of money which, when added to the amount on deposit in the Bond Fund prior to the prepayment being made and available for such purpose, will be sufficient to provide all funds necessary to redeem the Bonds or portions thereof designated in the notice specified in subsection (a) of this Section to be redeemed on the date set forth in the notice, including, without limitation, principal, premium, if any, and all interest to accrue to said redemption date and redemption expenses; plus

    (2)        in the event all of the Bonds are to be redeemed, an amount of money equal to all Administrative Expenses and the Trustee’s, Auction Agent’s and Remarketing Agent’s fees and expenses under the Indenture accrued and to accrue until the final payment and redemption of the Bonds.

        (c)     Any prepayment made pursuant to Section 7.1 or 7.2 hereof shall be deposited into the Bond Fund. No prepayment or investment of the proceeds thereof shall be made which shall cause any Bonds to be “arbitrage bonds” within the meaning of Section 148(a) of the Code.

        SECTION 7.4 Cancellation at Expiration of Term. At the acceleration, termination or expiration of the term of this Agreement and following full payment of the Bonds or provision for payment thereof and of all other fees and charges having been made in accordance with the provisions of this Agreement and the Indenture, the Issuer shall deliver to the Borrower any documents and take or cause the Trustee to take such actions as may be necessary to effectuate the cancellation and evidence the termination of this Agreement.

ARTICLE VIII

NON-LIABILITY OF ISSUER

        SECTION 8.1 Non-Liability of the Issuer. The Issuer shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, except from Revenues, and shall not be obligated to pay the purchase price of any Bonds, except from the proceeds of the remarketing of the Bonds or from moneys paid or caused to be paid by the Borrower pursuant to Section 4.2(b) hereof. The Borrower hereby acknowledges that the Issuer’s sole source of moneys to repay the Bonds will be provided by the payments made or caused to be made by the Borrower pursuant to this Agreement, together with other Revenues and the proceeds of Bond Insurance, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest.

ARTICLE IX

MISCELLANEOUS

        SECTION 9.1 Notices. All notices, certificates or other communications shall be sufficiently given in writing and shall be deemed given on the day on which the same have been mailed by certified mail, postage prepaid, or by qualified overnight courier service, courier charges prepaid, addressed as set forth in Section 13.06 of the Indenture. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Borrower to the other shall also be given to the Trustee. The Issuer, the Borrower, the Trustee, the Bond Insurer, the Liquidity Provider, the Bank, the Remarketing Agent and the Auction Agent may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

        SECTION 9.2 Assignments. This Agreement may not be assigned by either party without consent of the other, except that (i) the Issuer shall assign to the Trustee its rights under this Agreement (except under Sections 4.2(d), 4.2(e), 4.2(h) and 6.4 hereof and rights of the Issuer to make inspections or to receive any notices, certificates, requests, requisitions or communications hereunder and to give consent hereunder) as provided by Section 4.4 hereof, (ii) the Borrower may assign its rights under this Agreement as provided by Section 5.2 hereof; and (iii) the Issuer may not assign this Agreement except upon receipt by the Trustee of an Opinion of Bond Counsel to the affect that such assignment will not adversely affect the Tax-Exempt status of the Bonds.

        SECTION 9.3 Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

SECTION 9.4 Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement by the Trustee, only the counterpart delivered, pledged and assigned to the Trustee shall be deemed the original.

        SECTION 9.5 Amounts Remaining in Bond Fund. It is agreed by the parties hereto that after payment in full of (i) the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), (ii) the fees, charges and expenses of the Trustee in accordance with the Indenture, (iii) the Administrative Expenses of the Issuer, (iv) the fees and expenses of the Auction Agent and the Remarketing Agent, and (v) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in the Bond Fund shall belong to and be paid to the Borrower by the Trustee. Notwithstanding any other provision of this Agreement or the Indenture, under no circumstances shall proceeds of Bond Insurance, a Liquidity Facility or a Letter of Credit be paid to the Issuer or the Borrower.

        SECTION 9.6 Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by written instrument executed by the Issuer and the Borrower and in accordance with Article XII of the Indenture.

        SECTION 9.7 Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State; provided, however, that the rights, duties and benefits of the Trustee shall be governed by the laws of the State of New York.

        SECTION 9.8 Authorized Issuer and Borrower Representatives. Whenever under the provisions of this Agreement the approval of the Issuer or the Borrower is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by the Authorized Issuer Representative and for the Borrower by the Authorized Borrower Representative, and the other party hereto and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

        SECTION 9.9 Term of the Agreement. This Agreement shall be in full force and effect from its date to and including such date as all of the Bonds issued under the Indenture shall have been fully paid or retired (or provision for such payment shall have been made as provided in the Indenture) and all other fees and expenses shall have been paid pursuant to this Agreement or the Indenture, provided that all representations and certifications by the Borrower as to all matters affecting the Tax-Exempt status of interest on any Bonds and the covenants of the Borrower in Sections 4.2(c), 4.2(d), 4.2(e), 4.2(h), 5.11 and 6.4 hereof shall survive the termination of this Agreement.

        SECTION 9.10 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns, subject, however, to the limitations contained in Section 5.2 hereof.

        SECTION 9.11 Trustee and Bond Insurer as Parties in Interest and Third Party Beneficiaries. The parties hereto acknowledge and agree that as to any right to indemnity or payment of fees and expenses provided in Section 4.2 hereof the Trustee is a party in interest and third party beneficiary under this Agreement entitled to enforce its rights as so stated herein as if it were a party hereto. To the extent that this Agreement confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of this Agreement, the Bond Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CLARK COUNTY, NEVADA By: /s/ RORY REID —————————————— Rory Reid Chairman, Board of County Commissioners

(SEAL)

Attest:

/S/ SHIRLEY B. PARRAGUIRRE
Shirley B. ParraguirreCounty
Clerk

SOUTHWEST GAS CORPORATION By: /s/ KENNETH J. KENNY —————————————— Kenneth J. Kenny Authorized Borrower Representative

EXHIBIT A

DESCRIPTION OF THE PROJECT

        The Project will be undertaken in the Southern Nevada Division in Clark County and will consist of certain additions and improvements to, and replacements of, the Borrower’s natural gas distribution and transmission system through which the Borrower furnishes natural gas to its customers in Clark County, Nevada, and certain other plant, property and equipment used or to be used for the same purposes, including meters, customer service connections, mains and pressure regulators.

A-1